EXHIBIT 99.1

BioAdaptives, Inc. Letter to Shareholders

Regarding the Reverse Stock Split

On November 20, 2024, BioAdaptives® announced that it will complete a 1-for-300 reverse stock split, a corresponding proportionate reduction in the number of shares of BioAdaptives® Inc.'s common stock (BDPT). BioAdaptives® shareholders previously approved the Reverse Stock Split at a special meeting on September 3, 2024. BioAdaptives® filed documents with FINRA to effectuate the reverse stock split and BioAdaptives® common stock will begin trading on a split-adjusted basis on November 21, 2024.

What is a reverse stock split?

A reverse stock split exchanges a fixed number of existing shares for a smaller number of new shares. The new shares initially have a higher price, but there are fewer of them.

At a ratio of 1-for-300, every 300 shares of BioAdaptives® common stock was automatically combined into one share, and the stock price initially increased proportionately. This reduced the number of outstanding shares from 1,231,728,974 to 4,101,730.

Problems with sub-penny stocks.

1. Low Liquidity:

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Difficulty Selling: Sub-penny stocks tend to have low trading volumes, so finding buyers when you want to sell can be challenging. This can result in significant delays or force you to sell at a much lower price than expected.

2. High Transaction Costs:

•	Fees Relative to Value: Due to the low price of sub-penny stocks, transaction fees, commissions, and spreads can represent a significant portion of your total investment. The cost of buying and selling these stocks can eat into any potential gains.
•	Limited Broker Support: Some brokerage firms may not support trading in sub-penny stocks or may charge additional fees for doing so.

3. Poor Long-Term Growth Prospects:

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Lack of Stability: Sub-penny stocks are often associated with companies with poor financial health, limited business prospects, or very early growth stages. While there is potential for upside, the likelihood of these companies achieving sustained growth is generally low.

Benefits of a Reverse stock split.

1.	Increase in Share Price:
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Improve Perception of the Stock: Low-priced stocks, especially penny stocks, can carry a stigma of being risky or speculative. A reverse stock split increases the stock price, improving the company’s image and making it more attractive to institutional investors and analysts.

2.	Attract Institutional Investors:
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 More Appealing to Large Investors: Many institutional investors and mutual funds have internal policies that prevent them from investing in low-priced stocks. By increasing the stock price, a reverse stock split can attract more interest from these investors, potentially leading to increased demand and liquidity.

3.	Reduce Transaction Costs for Investors:
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Lower Broker Fees: Some brokers charge higher fees for trading low-priced stocks. A reverse stock split that increases the stock price can reduce transaction costs for investors who may have faced higher fees when buying or selling penny stocks.

4.	Enhanced Marketability:
○ Higher Share Price: Companies with higher share prices often attract media attention, and the perception of financial stability can increase the stock's marketability.

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Why did BioAdaptives® do a reverse stock split?

Over the last decade, BioAdaptives® has solely sold products licensed by other companies. While these licensing agreements gave BioAdaptives® access to many products, the stock payments and royalties significantly increased BioAdaptives® shares in the market, resulting in a much higher share count and driving down the share price. BioAdaptives® owns the rights to new additions to the BioAdaptives® product line; all other products are being phased out.

BioAdaptives® has announced two new products with supportable solid science behind them and high efficacy. It will soon be reporting more new products as we fill out our lines of human and animal products.

The reverse stock split's purpose was to reduce the number of our outstanding shares of common stock to levels that would allow for a meaningful increase in the share price as we expand with company-owned products.

What is the difference between a registered holder and a beneficial holder?

Shareholders who hold shares directly with BioAdaptives® or its transfer agent, Madison Stock Transfer, are registered shareholders. Shareholders who hold their shares through a brokerage firm, bank, trust, or similar organization are considered beneficial shareholders.

I’m a BioAdaptives® registered shareholder. What happened to my shares?

At a ratio of 1-for-300, every 300 shares of BioAdaptives® common stock were automatically combined into one share, and the stock price initially increased proportionately. Registered shareholders who otherwise held fractional shares because the number of shares of common stock they had before the reverse stock split was not evenly divisible by 300 were rounded up if the decimal was .5 or above and down if the decimal was .4 or below.

For example, if you held 3,000 shares before the reverse stock split, you would hold 10 shares after the reverse stock split becomes effective. If you held 3,150 shares before the reverse stock split, you would hold 11 shares after the reverse stock split becomes effective. If you held 3,149 shares before the reverse stock split, you would hold 10 shares after the reverse stock split becomes effective.

I’m a BioAdaptives® beneficial shareholder. What happened to my shares?

Shares of BioAdaptives® common stock held by shareholders that hold their shares through a brokerage firm, bank, trust, or other similar organization were treated like shares held by registered shareholders. Accordingly, brokerage firms, banks, trusts, and other similar organizations that hold shares of BioAdaptives® common stock were instructed to effectuate the reverse stock split for the beneficial owners of such shares. However, those organizations may have implemented procedures different from those to be followed by registered shareholders for processing the reverse stock split, particularly with respect to the treatment of fractional shares. If you have questions about applying the reverse stock split to your shares, we encourage you to contact the brokerage firm, bank, trust, or other organization holding your shares.

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Do I need to take any action?

Beneficial holders: If you are a beneficial holder (your shares are held in the name of a brokerage firm, bank, trust, or other similar organization), you do not need to act.

Registered holders whose shares are held only electronically in book-entry form: If you are a registered holder and your shares are held only electronically in book-entry form on the records of Madison Stock Transfer, BioAdaptives®’s transfer agent, you do not need to take any action to receive post-reverse stock split shares. You will automatically receive, by email, a transaction statement from Madison Stock Transfer, BioAdaptives®’s transfer agent, indicating the number of post-reverse shares held after the reverse stock split implementation.

Registered holders of shares held in certificate form, as soon as practicable after the reverse stock split becomes effective, you will receive a transmittal letter from Madison Stock Transfer, BioAdaptives®’s transfer agent, which will be accompanied by instructions specifying how you may exchange your certificates representing the pre-reverse stock split shares of common stock for a statement of holding. When you submit your certificates representing the pre-reverse shares of common stock, the post-reverse shares of common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-reverse stock split shares of common stock held in book-entry form.

Will I receive a stock certificate for the new shares?

No. All registered holders of BioAdaptives® common stock will receive post-reverse stock split shares in book-entry form. This means that if you are a registered holder, your shares will be electronically credited to an account registered in your name on the books of BioAdaptives®, which are maintained by Madison Stock Transfer, BioAdaptives®’s transfer agent.

Will there be an impact on my ability to trade BioAdaptives® common stock?

If you are a beneficial holder (your shares are held in the name of a broker or other nominee), the broker or other nominee that holds your shares may impose restrictions on your ability to access and make changes to your account. We encourage you to contact your broker or other nominee for information regarding any such restrictions.

Who should I contact if I have questions about my shares?

If you are a beneficial holder holding shares in the name of a broker or other nominee, don't hesitate to contact the broker or other nominee who holds your shares.

If you are a registered shareholder, contact Madison Stock Transfer, BioAdaptives®’s transfer agent.

Madison Stock Transfer

Phone: (718) 627-4453

Are there tax implications of the reverse stock split?

The reverse stock split is intended to be tax-free for U.S. federal income tax purposes. Therefore, U.S. shareholders should not recognize gain or loss from it.

How do I determine my tax basis after the reverse stock split?

Upon the effective date of the reverse stock split, every 300 shares of BioAdaptives® common stock automatically convert to one share of common stock. As a result, shareholders must allocate the aggregate tax basis in their shares held immediately before the reverse stock split among those held immediately after the reverse stock split.

You are urged to consult your tax advisor concerning the application of U.S. federal income tax laws or under the laws of any state, local, foreign, or other taxing jurisdiction.

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